Exhibit 10.1
STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”) is dated as of December 17, 2009, among American Oil & Gas Inc., a Nevada corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser and other qualified investors, and the Purchaser desires to purchase from the Company, shares of Common Stock of the Company as more fully described in this Agreement (the “Offering”).
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:
ARTICLE I.
DEFINITIONS
1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 promulgated under the Securities Act.
“Board of Directors” means the board of directors of the Company.
“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.
“Closing Date” means the Trading Day on which this Agreement has been executed and delivered by the parties hereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived.
“Common Stock” means the common stock of the Company, par value $0.001 per share.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Shares in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, other than restrictions imposed by securities laws.
“Per Share Purchase Price” equals $3.50.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“SEC” means the United States Securities and Exchange Commission.
“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“Subscription Amount” means the aggregate amount to be paid for Shares purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.
“Trading Day” means a day on which the Principal Market (as defined below) is open for trading.
ARTICLE II.
PURCHASE AND SALE
2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company shall sell, and the Purchaser shall purchase the number of Shares specified on the signature page hereto. At the Closing, the Purchaser shall deliver to the Company, via wire transfer of immediately available funds equal to the Purchaser’s Subscription Amount as set forth on the signature page hereto executed by the Purchaser and the Company shall deliver to the Purchaser its Shares, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Company or such other location as the parties shall mutually agree. The Closing of the purchase and sale of the Shares hereunder shall occur in accordance with Rule 15c6-1 promulgated under the Exchange Act.
2.2 Deliveries.
(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:
(i) via the Depository Trust Company Deposit Withdrawal Agent Commission System (“DWAC”), Shares equal to the Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of the Purchaser; and
(ii) the Prospectus (as defined below) (which may be delivered in accordance with Rule 172 under the Securities Act).

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company.
2.3 Closing Conditions.
(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met or waived by the Company:
(i) each of the representations and warranties of the Purchaser contained herein shall be true and correct in all respects (in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation or warranty not containing a materiality or Material Adverse Effect qualification) at the Closing Date as if made on and as of such date and all covenants and agreements contained herein to be performed on the part of the Purchaser and all conditions contained herein to be fulfilled or complied with by the Purchaser at or prior to the Closing Date shall have been duly performed, fulfilled or complied with; and
(ii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.
(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met or waived by the Purchaser:
(i) each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation or warranty not containing a materiality or Material Adverse Effect qualification) at the Closing Date as if made on and as of such date and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with;
(ii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;
(iii) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;
(iv) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally shall not have been suspended or limited, or minimum prices shall not have been established on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or in the over-the-counter market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing;

(v) the number of shares of Common Stock issued and outstanding, after giving effect to the number of shares of Common Stock to be issued in connection with the Offering, shall be at least 55,337,399;
(vi) each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Securities Act and the Rules and Regulations;
(vii) prior to the Closing: (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued under the Securities Act or the Rules and Regulations and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the SEC, (ii) no order suspending the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect and (iii) all requests for additional information on the part of the SEC (to be included or incorporated by reference in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with. On or prior to the Closing Date, the Registration Statement or any amendment thereof or supplement thereto shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Registration Statement, nor any Issuer Free Writing Prospectus nor the Prospectus nor any amendment thereof or supplement thereto shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;
(viii) no action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect or would reasonably be expected to materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or would reasonably be expected to materially and adversely affect the business or operations of the Company; and
(ix) the Shares shall have been listed and authorized for trading on the Principal Market (as defined below).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:
(a) The Company meets the requirements for use of Form S-3 under the Securities Act for a primary offering. A Registration Statement on Form S-3 (Registration No. 333-155810) with respect to the Shares, including a base prospectus (the “Base Prospectus”), and such amendments to such registration statement as may have been required prior to the date of this Agreement, has been carefully prepared by the Company pursuant to and conforms in all material respects with the requirements of the Securities Act, and the rules and regulations thereunder (the “Rules and Regulations”) of the SEC and has been filed with the SEC under the Securities Act. Such registration statement has been declared effective by the SEC. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430, 430A or 430B of the Rules and Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to the Purchaser. A final prospectus supplement containing information permitted to be omitted at the time of effectiveness by Rule 430A or 430B of the Rules and Regulations will be filed by the Company with the SEC in accordance with Rule 424(b) of the Rules and Regulations. The term “Registration Statement” as used herein means the aforementioned registration statement as amended at the time it became effective by the SEC under the Securities Act (the “Effective Date”), including financial statements, all exhibits and all documents incorporated by reference therein and, if applicable, the information deemed to be included by Rule 430A, 430B or 430C of the Rules and Regulations. If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) under the Securities Act (an “Abbreviated Registration Statement”), the term “Registration Statement” as used in this Agreement includes the Abbreviated Registration Statement. The term “Prospectus” as used herein means, together with the Base Prospectus, the final prospectus supplement relating to the Shares as filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations that discloses the public offering price and other final terms of the Shares, including the documents incorporated by reference therein. The Prospectus delivered to the Purchaser for use in connection with the offering of the Shares has been and will be identical to the version thereof transmitted to the SEC for filing via the Electronic Data Gathering Analysis and Retrieval System, except to the extent permitted by Regulation S-T. For purposes of this Agreement, the words “amend,” “amendment,” “amended,” “supplement” or “supplemented” with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be, as well as documents filed after the date of this Agreement and prior to the completion of the distribution of the Shares and incorporated by reference therein as described above.

(b) Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. The Registration Statement at the Effective Date, as of the date hereof, as of 5:30 p.m., New York City time, on the date hereof (the “Initial Time of Sale”) and at all times during which a prospectus is required by the Securities Act to be delivered in connection with the sale of the Shares (the “Prospectus Delivery Period”), and the Prospectus and any amendments or supplements thereto or to the Registration Statement when they are filed with the SEC or become effective, as the case may be, contain or will contain, as the case may be, all statements that are required to be stated therein by, and in all material respects conform or will conform, as the case may be, the date of its delivery to the Purchaser and at all times during the Prospectus Delivery Period, to the requirements of, the Securities Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading. Neither the Prospectus nor any supplement thereto contains, as of the date thereof, or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus contains all information required under the Securities Act with respect to the Shares and the distribution of the Shares. Each of the documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement at the time such document was filed with the SEC, or at the time such document became effective, as applicable, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations adopted by the SEC thereunder (the “Exchange Act Rules and Regulations”). Any future documents incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations. No such incorporated document as described in either of the prior two sentences contained or will contain any untrue statement of a material fact or omit, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective, as of the date hereof, at the Initial Time of Sale and at the Closing Date, each document incorporated by reference into the Registration Statement did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with full power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect (as defined below).
(d) The Company has the full corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents (as defined below) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its shareholders, including without limitation pursuant to the rules of the Principal Market. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable (y) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, or (z) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents in effect as of the date of execution of this Agreement, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, breach, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Permit (as defined below) agreement, mortgage, indenture, credit facility, indebtedness or other instrument (evidencing a Company indebtedness or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate: (a) adversely affect the legality, validity or enforceability of this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, the “Transaction Documents”), (b) could reasonably be expected to have or result in a material adverse effect on the results of operations, assets, business, management, operations or financial condition of the Company, or (c) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of foregoing clauses (a), (b) or (c), a “Material Adverse Effect”).

(e) Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation, bylaws or other organizational or charter documents in effect as of the date of execution of this Agreement or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement, mortgage, indenture, credit facility, indebtedness or other instrument (evidencing a Company indebtedness or otherwise) or other understanding to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except such as could not, individually or in aggregate, have a Material Adverse Effect.
(f) The Company is not required to obtain any consent, approval, waiver, authorization or order of, give any notice to, or make any filing or registration with, or qualification of, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of a Form 8-K disclosing the transaction contemplated hereby, (ii) the filing with the SEC of a prospectus supplement, (iii) approval for the listing of the Shares by the NYSE Amex Equities Market (the “Principal Market”) for the listing of the Shares for trading thereon in the time and manner required thereby, and (iv) applicable state securities filings (collectively, the “Required Approvals”). The Company is, and at all times in the last three years has been, in full compliance with all statutes, rules, regulations, or guidance applicable to the conduct of the Company’s business, except where such noncompliance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(g) All agreements required to be filed as exhibits to all reports required to be filed by the Company under the Securities Act and Exchange Act since January 1, 2007 under Item 601 of Requirement S-K to which Company or any of its subsidiaries is a party, have been filed by Company as exhibits to such reports (the “Material Contracts”). The Material Contracts have been duly authorized, executed and delivered by the Company or its subsidiaries, constitute valid and binding agreements of the Company or its subsidiaries (as applicable) and are enforceable against the Company or its subsidiaries (as applicable) in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and, to the Company’s knowledge, such Material Contracts are enforceable in accordance with their respective terms by the Company against the other parties thereto, except as such enforceability may be limited by (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, or (y) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and such contracts are in full force and effect on the date hereof. Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any other party thereto, is in breach of or default under any of such Material Contracts, except for such breaches or defaults that will not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(h) As of December 16, 2009, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, par value $0.001 per share, of which 48,337,399 shares are issued and outstanding and 5,957,000 shares are reserved for issuance upon exercise of stock options outstanding under the Company’s equity compensation plans and (ii) 25,000,000 shares of Preferred Stock, 24,100,000 of which are available for issuance, and none of which are issued and outstanding. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, conform in all material respects to the descriptions thereof in the Prospectus and have been issued in compliance with all federal and state securities laws. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with all federal and state securities laws and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any lien, encumbrance, security interest, claim or charge, other than those described in, or incorporated by reference into the Registration Statement and the Prospectus. Except as disclosed in this Section 3(h) or the Registration Statement for the transactions contemplated by this Agreement, neither the Company nor any subsidiary has outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, warrants, rights, convertible securities or obligations. The description of the Company’s equity compensation plans and the options or other rights granted and exercised thereunder set forth in the Prospectus accurately and fairly presents in all material respects the information required by the Securities Act and the Rules and Regulations to be shown with respect to such plans, options and rights.
(i) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(j) The Company owns, or possesses sufficient rights in, and/or has been granted valid and enforceable licenses for, all registered patents, patent applications, trademarks, trademark applications, tradenames, servicemarks and copyrights necessary to the conduct of its business as such business is described in the Prospectus (collectively, the “Registered Intellectual Property”) except those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. The expected expiration of any of the Company’s rights to the Registered Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there has been no infringement or misappropriation by third parties of any of the Registered Intellectual Property, or any material inventions, manufacturing processes, formulae, trade secrets, know-how, unregistered trademarks, and other intangible property and assets necessary to the conduct of its business as such business is described in the Prospectus (collectively, the “Other Intellectual Property,” and together with the Registered Intellectual Property, the “Intellectual Property”). The Company has not received any written notice of any such infringement. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity and scope of any Intellectual Property. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its products or processes or the Intellectual Property infringe or otherwise violate any patent, trademark, servicemark, copyright, trade secret or other proprietary right of others. There is no pending or, to the best knowledge of the Company, threatened action, suit proceeding or claim by any current or former employee, consultant or agent of the Company seeking either ownership rights to any invention or other intellectual property right or compensation from the Company for any invention or other intellectual property right made by such employee, consultant or agent in the course of his/her employment with the Company or otherwise.
(k) The Company and its subsidiaries have good and marketable title to all real property and tangible properties and assets described in the Prospectus as owned by it, in each case free and clear of all liens, charges, claims, encumbrances or restrictions, except such as (i) are described in the Prospectus or (ii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
(l) The Company and its subsidiaries possess all licenses, certificates, authorizations or permits issued by the appropriate governmental or regulatory agencies or authorities (collectively, “Permits”) that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess such licenses, certificates, authorization or permits would not reasonably be expected to have a Material Adverse Effect.

(m) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts which it deems customary for companies engaged in similar businesses.
(n) The Company (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
(o) The issuance of the Shares that are being purchased hereunder has been duly authorized by the Company and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges, claims, encumbrances or restrictions, except those incurred by the Purchaser, and will conform in all material respects to the description of the Common Stock in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No preemptive rights or other rights to subscribe for or purchase or acquire exist with respect to the issuance and sale of the Shares by the Company pursuant to the Transaction Documents and no stockholder of the Company has any right, which has not been waived, to require the Company to register the sale of any shares of capital stock owned by such stockholder under the Securities Act in the public offering contemplated by this Agreement.
(p) The issuance by the Company of the Shares has been registered under the Securities Act and all of the Shares are freely transferable and tradable by the Purchaser without restriction.
(q) Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company take any action or steps that would cause the offering of the Shares to be integrated with other offerings. Except as disclosed in the Prospectus, the Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Market and no stockholder approval is required for the Company to fulfill its obligations under the Transaction Documents. The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and is currently listed on the Principal Market.

(r) The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2006 (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(s) The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and the applicable rules and regulations promulgated thereunder by all government and regulatory authorities and agencies. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls or procedures as of a date 90 days prior to the filing date of the Form 10-K for the Company’s most recently ended fiscal year and the Company presented in such Form 10-K the conclusions of the Company’s certifying officers about the effectiveness of such disclosure controls and procedures.
(t) The financial statements of the Company, together with the related schedules and the notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with applicable accounting requirements and the applicable requirements of the Securities Act and Exchange Act as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Hein & Associates, LLP, who has audited certain financial statements of the Company, are independent registered public accountants as required by the Securities Act and the Rules and Regulations and have been appointed by the Company’s audit committee with such appointment ratified by the Board of Directors and such audit committee is comprised entirely of independent directors of the Board of Directors.

(u) The information underlying the estimates of the reserves of the Company and its subsidiaries, which was supplied by the Company to Ryder Scott Company, L.P. (the “Reserve Engineer”), independent petroleum engineers, for purposes of preparing the reserve reports incorporated by reference into the Registration Statement (the “Reserve Reports”) was prepared in accordance with customary industry practices. The estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineer were prepared in good faith and with a reasonable basis. The Reserve Engineer was, as of the dates of the Reserve Reports, and is, as of the date hereof, independent petroleum engineers with respect to the Company. Estimates of such reserves and the present value of the future net cash flows therefrom as incorporated by reference into the Registration Statement and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.
(v) Since the date of the latest audited financial statements included in the Prospectus, except as specifically disclosed in the Prospectus: (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing equity compensation plans of the Company. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement or as set forth in the Prospectus, no event, liability or development has occurred or exists with respect to the Company or its subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

(w) Except as set forth in the Prospectus, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case as would be required to be disclosed pursuant to the requirements of Item 404 of Requirement S-K.
(x) Neither the Company nor, to the knowledge of the Company, any other Person acting for or on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or any of its subsidiaries, has, directly or indirectly, while acting on behalf of the Company or any of its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses, or received or retained any funds, relating to political activity; (ii) made any unlawful payment from corporate funds to, or received or retained any unlawful funds from, foreign or domestic government officials or employees or to or from foreign or domestic political parties or campaigns; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment or received or retained any other unlawful funds.
(y) As the time of filing of the Registration Statement, which is its most recent shelf registration statement, and at the time of any amendment thereto, the Company was not, and the Company on the date of this Agreement is not, an “ineligible issuer” as defined in Rule 405 under the Securities Act.
(z) Without the prior consent of C. K. Cooper & Company, Inc. (“CKCC”), as representative of the several placement agents for the transaction contemplated by this Agreement (the “Placement Agents”), the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.
(aa) Neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, or any criminal statute during the term of such director or officer’s tenure with the Company, nor, to the knowledge of the Company, prior to such tenure that is of a nature that would be required to be disclosed pursuant to Item 103 of Regulation S-K with regard to the Company or Item 401 of Regulation S-K with regard to the Company’s officers or directors. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, other than routine reviews of the Company’s SEC filings which are not currently pending with respect to the Prospectus or the Registration Statement. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(bb) Any statistical, industry-related or market-related data included or incorporated by reference in the Registration Statement are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.
(cc) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(dd) Other than fees due under the Placement Agency Agreement entered into on the date hereof with C. K. Cooper & Company, Inc., as representative of the several placement agents (the “Placement Agency Agreement”), neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any Person that would give rise to a valid claim against the Company or the Placement Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(ee) The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(ff) To the knowledge of the Company, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the SEC, except as set forth in the Registration Statement. The Company will inform the Purchaser if it becomes aware that any officer, director or stockholder of the Company is or becomes an affiliate or associated person of a FINRA member participating in the transactions contemplated by this Agreement.
(gg) The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares (other than for the Placement Agents’ placement of the Shares), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

The Purchaser acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than the Registration Statement, the Prospectus, and those representations and warranties specifically set forth in this Section 3.1.
3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:
(a) The Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or limited liability company power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(b) The execution, delivery and performance by the Purchaser of the Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of the Purchaser is bound or affected.
(c) The Purchaser is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(d) Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first became aware of the proposed transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other Persons party to this Agreement and its Affiliates and their respective investment advisors, agents, counsel and other advisors, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.
ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES
4.1 Securities Laws Disclosure; Publicity.
(a) The Company shall, by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby. The Company shall, by 5:30 p.m. (New York City time) on the Trading Day immediately following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including the form of this Agreement as an exhibit thereto. From and after the issuance of such press release and Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

(b) The Company shall not identify the Purchaser by name in any press release or public filing, or otherwise publicly disclose the Purchaser’s name, without the Purchaser’s prior written consent, unless required by law or the rules and regulations of a national securities exchange, provided, however, that promptly after becoming aware of any request or requirement to so disclose (a “Disclosure Requirement”), and in any event prior to any such disclosure, the Company will provide the Purchaser with notice of such request or requirement so that the Purchaser may at its election seek a protective order or other appropriate remedy and the Company will fully cooperate with the Purchaser’s efforts to obtain the same; provided, further, however, if, absent the entry of such a protective order or other remedy, the Company is compelled by applicable law, rule or regulation or a court order, subpoena, similar judicial process, regulatory agency or stock exchange rule to disclose the Purchaser’s name, the Company may disclose only that portion of such information that the Company is so compelled to disclose and will use its reasonable best efforts to obtain assurance that confidential treatment will be accorded to that portion of such information that is being disclosed. As of the date hereof, the Company is not aware of any Disclosure Requirement.
4.2 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement which will subsequently become public information in accordance with Section 4.1, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.
4.3 Use of Proceeds. Except as set forth in the Prospectus, the Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes.
4.4 Indemnification of Purchaser. Subject to the provisions of this Section 4.4 and to the extent permitted by law, the Company will indemnify and hold the Purchaser, its Affiliates, investment advisor and investment manager and their respective directors, managers, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, managers, officers, shareholders, agents, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (“Damages”) that any the Purchaser Party may suffer or incur due to a claim by a third party as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by this Agreement

(except to the extent such Damages are based upon a breach of the Purchaser’s representations, warranties or covenants under this Agreement or any agreements or understandings the Purchaser may have with any such shareholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against the Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. The Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel (together with any necessary local counsel). The Company will not be liable to the Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement. The Company will not settle any such claim, action or proceeding without the prior written consent of the Purchaser Party, which will not be unreasonably withheld or delayed; provided, however, that such consent shall not be required if the settlement includes a full and unconditional release satisfactory to the Purchaser Party from all liability arising or that may arise out of such claim or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Purchaser Party.
4.5 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement.
4.6 Listing of Common Stock. The Company hereby agrees to use reasonable best efforts to maintain the listing of the Common Stock on the Principal Market, and as soon as reasonably practicable (but not later than the Closing Date) to list all of the Shares on such Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other securities exchange, it will include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed on such other securities exchange as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on such securities exchange and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such securities exchange.
4.7 Subsequent Equity Sales. From the date hereof through the 90 day anniversary of the Closing Date, the Company will not, directly or indirectly, except pursuant to its existing employee and director stock and stock option plans, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Options or Convertible Securities. “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities. “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

4.8 Equal Treatment of Purchaser. The sale and purchase of the Shares under this Agreement is on the same terms and conditions offered all other purchasers of the Shares in the Offering. If the Company offers better terms to any other purchaser of Shares in the Offering with respect to the Shares than being offered to the Purchaser under this Agreement, the Company shall offer to sell the Shares to the Purchaser on the same terms.
4.9 Certain Transactions and Confidentiality. The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.1. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.1, the Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.1, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.1 and (iii) no Purchaser shall have any duty of confidentiality to the Company or its subsidiaries after the issuance of the initial press release as described in Section 4.1. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the covenants and agreements set forth in the first two sentences of this Section 4.9 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.
ARTICLE V.
MISCELLANEOUS
5.1 Termination. This Agreement may be terminated by the Purchaser by written notice to the other parties, if the Closing has not been consummated on or before December 28, 2009, in which case this Agreement shall be of no further force and effect; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).
5.2 Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.3 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, Registration Statement and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.
5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger, consolidation or sale of all or substantially all of the Company’s assets). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of this Agreement that apply to the “Purchaser.”
5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and the Purchaser Parties (with respect to Section 4.4) and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
5.12 Replacement of Certificates. If any certificate evidencing the Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or security, if requested. The applicant for a new certificate under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement certificates.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
5.14 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.
5.15 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.
5.16 Survival of Representations, Warranties and Agreements. All representations and warranties made by the Company and the Purchaser herein will survive the execution of this Agreement, the Closing and the delivery to the Purchaser of the Shares being purchased and the payment therefor until the first anniversary of the Closing Date. All covenants and other agreements set forth in this Agreement shall survive the Closing for the respective periods set forth therein and if no such period is specified until the first anniversary of the Closing Date. Notwithstanding anything to the contrary contained herein, Sections 4.1, 4.4, 4.6 and 5.5 shall survive for the applicable statute of limitations.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AMERICAN OIL & GAS INC.	Address for Notice:
1050 17th Street, Suite 2400
Denver, Colorado 80265
Attn: Chief Executive Officer
By:	Fax: (303) 595-0709
Name:
Title:

With a copy to (which shall not constitute notice): Patton Boggs LLP 1801 California Street Denver, Colorado 80202 Attn: Robert M. Bearman Telephone: (303) 830-1776 Facsimile: (303) 894-9239
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO STOCK PURCHASE AGREEMENT]
IN WITNESS WHEREOF, the undersigned has caused this Stock Purchase Agreement to be duly executed by its authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice of Purchaser:
Address for Delivery of certificated Securities for Purchaser (if not same as address for notice):
Information for Delivery of uncertificated Securities by DWAC:

Account Number:
Account Name:
DTC Number:

Subscription Amount: $
Shares:
EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]
[SIGNATURE PAGES CONTINUE]

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